CRYPTOMETRICS, INC.
73 Main Street
Tuckahoe, NY 10707

June 17, 2008

VIA FEDERAL EXPRESS AND FACSIMILE

JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B-13
Boca Raton, FL 33433
Attn: Thomas J. Mazzarisi
Facsimile: (561) 892-0821

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attn: W. Preston Tollinger, Jr., Esq.
Facsimile: (212) 309-6001

Re: Merger Agreement Among JAG Media Holdings, Inc. (“JAG Media”), CryptoMetrics Acquisition, Inc. (“CryptoMetrics Acquisition”), CryptoMetrics, Inc. (“CryptoMetrics”), Robert Barra, Michael Vitale, Karlen & Stolzar, Thomas J. Mazzarisi and Stephen J. Schoepfer (collectively, the “Parties”), dated as of January 24, 2007 (the “Merger Agreement”) as Further Amended by those Certain Agreements Among the Parties dated as of February 26, 2007, April 2, 2007, April 20, 2007, May 11, 2007, May 18, 2007, June 15, 2007, July 16, 2007, August 16, 2007, November 7, 2007, February 6, 2008, March 31, 2008, and April 14, 2008 (“Merger Agreement Amendment”)

Gentlemen:

As you know, the Automatic Termination Date of April 30, 2008 set forth in the first sentence of paragraph 9 of the Merger Agreement Amendment has passed which is deemed a termination pursuant to Section 9.1 (a) (i) of the Merger Agreement. CryptoMetrics is hereby informing you that CryptoMetrics had decided not to extend the Automatic Termination Date and therefore the Merger Agreement has by its terms been terminated, and is void and of no force or effect; provided, however, that, in accordance with the Merger Agreement, the provisions of Section 7.7 (Public Announcements) and Articles X and XI of the Merger Agreement shall remain in full force and effect and survive such termination. Pursuant to Section 9.2 of the Merger Agreement, JAG Media and CryptoMetrics Acquisition shall promptly change the name of the merger sub to a name which does not include “CryptoMetrics” or any name which can be confused with it.

Very truly yours,

CRYPTOMETRICS, INC

By:	/s/ Robert Barra
Name: Robert Barra
Title: Co-CEO

By:	/s/ Michael Vitale
Name: Michael Vitale
Title: Co-CEO

cc: Dorf, Karlen & Stolzar, LLP
1 North Broadway, Suite 800
White Plains, New York 10543
Attn: Michael Stolzar, Esq.
Facsimile: (914) 682-0387